As filed with the Securities and Exchange Commission on May 17, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2916536
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

815 Chestnut Street, North Andover, MA	01845
(Address of Principal Executive Offices)	(Zip Code)

WATTS WATER TECHNOLOGIES, INC.

SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Kenneth R. Lepage, Esq.

General Counsel &

Executive Vice President of Administration

Watts Water Technologies, Inc.

815 Chestnut Street

North Andover, Massachusetts  01845

(978) 688-1811

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.10 par value per share, reserved for issuance under the Second Amended and Restated 2004 Stock Incentive Plan	1,500,000 shares	$47.47(2)	$71,205,000.00(2)	$9,712.36

(1)                                 This Registration Statement registers 1,500,000 shares of class A common stock, $0.10 par value per share (the “Class A Common Stock”) of Watts Water Technologies, Inc. (the “Company”) pursuant to the Second Amended and Restated 2004 Stock Incentive Plan (the “Plan”), in addition to the 3,000,000 shares of Class A Common Stock which were previously registered on Form S-8 (File No. 333-115968) on May 28, 2004.  In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of Class A Common Stock that may from time to time be offered or issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration which result in an increase in the number of the outstanding shares of Class A Common Stock of the Company.

(2)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Company’s Class A Common Stock as reported on the New York Stock Exchange on May 15, 2013 a date within five business days of filing this Registration Statement.

EXPLANATORY NOTE

On May 28, 2004, the Company registered 3,000,000 shares of its Class A Common Stock, to be offered and sold to participants under its 2004 Stock Incentive Plan pursuant to its Registration Statement on Form S-8 (File No. 333-115968), the contents of which are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.  On May 15, 2013, the Company’s stockholders approved the Second Amended and Restated 2004 Stock Incentive Plan to, among other things, increase the number of shares available for issuance under the Plan by 1,500,000 shares of Class A Common Stock.  This Registration Statement on Form S-8 is being filed in order to register such additional 1,500,000 shares of Class A Common Stock which may be offered and sold to participants under the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not required to be filed with this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Company is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”).  The following documents of the Company, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)                                 The Company’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)                                  The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents, except as to any portion of any Current Report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The Index to Exhibits immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

Not required to be filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of North Andover, Massachusetts, on this 17th day of May, 2013.

WATTS WATER TECHNOLOGIES, INC.

By:	/s/ David J. Coghlan
David J. Coghlan
Chief Executive Officer, President and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Watts Water Technologies, Inc., hereby severally constitute and appoint David J. Coghlan, Dean P. Freeman and Kenneth R. Lepage, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Watts Water Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Coghlan	Chief Executive Officer, President and Director (Principal executive officer)	May 17, 2013
David J. Coghlan

/s/ Dean P. Freeman	Chief Financial Officer and Executive Vice President (Principal financial officer)	May 17, 2013
Dean P. Freeman

/s/ Timothy M. MacPhee	Chief Accounting Officer (Principal accounting officer)	May 17, 2013
Timothy M. MacPhee

/s/ Robert L. Ayers	Director	May 17, 2013
Robert L. Ayers

/s/ Bernard Baert	Director	May 17, 2013
Bernard Baert

/s/ Kennett F. Burnes	Director	May 17, 2013
Kennett F. Burnes

/s/ Richard J. Cathcart	Director	May 17, 2013
Richard J. Cathcart

/s/ W. Craig Kissel	Director	May 17, 2013
W. Craig Kissel

/s/ John K. McGillicuddy	Director	May 17, 2013
John K. McGillicuddy

/s/ Joseph T. Noonan	Director	May 17, 2013
Joseph T. Noonan

/s/ Merilee Raines	Director	May 17, 2013
Merilee Raines

INDEX TO EXHIBITS

Number	Description
4.1	Restated Certificate of Incorporation, as amended(1)

4.2	Amended and Restated By-Laws(2)

5.1	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature pages of this Registration Statement)

99.1	Second Amended and Restated 2004 Stock Incentive Plan(3)

(1)                                 Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2005, filed on August 9, 2005 (File No. 001-11499).

(2)                                 Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 30, 2013 (File No. 001-11499).

(3)                                 Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 16, 2013 (File No. 001-11499).